Exhibit 5.1

Michael Best & Friedrich LLP
Attorneys at Law

June 2, 2020

Cellectar Biosciences, Inc.
100 Campus Drive
Florham Park, New Jersey 07932

Re: S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-238132) filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2020, as amended, and the registration statement filed by the Company with the Commission on June 2, 2020 pursuant to Rule 462(b) (collectively, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of up to $2,500,000 in Securities (as defined below), which may (i) shares (the “Common Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants, (iv) Series H warrants (the “Series H Warrants”) to purchase shares of Common Stock (the “Series H Warrant Shares”), and (v) the issuance of the Series H Warrant Shares upon exercise of the Series H Warrants. The Common Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, The Series H Warrants and the Series H Warrant Shares are collectively referred to hereunder as the “Securities”).

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering the opinions set forth herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, instruments, agreements, certificates and public records, and we have made such inquiries of the officers of the Company and have investigated such matters of law as we deemed to be necessary to form a basis for the opinions expressed herein. We have relied upon and assumed: (i) the genuineness of all signatures of persons signing all documents in connection with which this opinion is rendered; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to authenticated original documents of all documents presented to us as certified, conformed, telefaxed or reproduced copies (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and the Securities will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect the Shares and Preferred Shares offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

One South Pinckney Street, Suite 700 | Madison, WI 53703 | T 608.257.3501 | F 608.283.2275

michaelbest.com

June 2, 2020

Cellectar Biosciences, Inc.

Based upon and subject to the foregoing, it is our opinion that:

1.       With respect to the Shares to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the Shares and related matters; and (b) certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the definitive underwriting agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the Shares will be validly issued, fully paid and nonassessable.

2.       With respect to the Pre-Funded Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Pre-Funded Warrants and related matters; and (b) the Pre-Funded Warrants have been duly executed and delivered against payment therefor, pursuant to the definitive underwriting agreement duly authorized, executed and delivered by the Company, and the certificates for the Pre-Funded Warrants have been duly executed and delivered by the Company, then the Pre-Funded Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.       With respect to the Pre-Funded Warrant Shares, when all necessary actions have been taken by the holder of Pre-Funded Warrants to effect an exercise of the Pre-Funded Warrants to purchase shares of Common Stock, then the Pre-Funded Warrant Shares, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

4.       With respect to the Series H Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Series H Warrants and related matters; and (b) the Series H Warrants have been duly executed and delivered against payment therefor, pursuant to the definitive underwriting agreement duly authorized, executed and delivered by the Company, and the certificates for the Series H Warrants have been duly executed and delivered by the Company, then the Series H Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.       With respect to the Series H Warrant Shares, when all necessary actions have been taken by the holder of Series H Warrants to effect an exercise of the Series H Warrants to purchase shares of Common Stock, then the Series H Warrant Shares, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

June 2, 2020

Cellectar Biosciences, Inc.

Our opinion that any document is legal, valid and binding is qualified as to:

a.       limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

b.       rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

c.       general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

[Signature Page Follows]

June 2, 2020

Cellectar Biosciences, Inc.

Very truly yours,

Michael Best & Friedrich LLP

/s/ Michael Best & Friedrich LLP